SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2018

DAVE & BUSTER’S ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-35664 (Commission File Number)	35-2382255 (IRS Employer Identification Number)

2481 Manana Drive

Dallas TX 75220

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 357-9588

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act

☐       Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐       Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐       Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 7	Regulation FD

Item 7.01.	Regulation FD Disclosure.

On September 11, 2018, the Board of Directors of the Company declared a quarterly dividend of $0.15 per share on the common stock of the Company. The dividend will be payable on October 10, 2018 to shareholders of record as of September 25, 2018.

Section 8	Other Events

Item 8.01.	Other Events.

Also, on September 11, 2018, the Board of Directors increased the Company’s total share repurchase authorization by $100 million and extended the share repurchase program through the end of fiscal 2020. All other terms of the share repurchase program remain in effect.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99	Press release dated September 14, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVE & BUSTER’S ENTERTAINMENT, INC.

Date: September 14, 2018	By:	/s/ Brian A. Jenkins
Brian A. Jenkins
Chief Executive Officer